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                                                                    EXHIBIT 99.3

                                [FORM OF PROXY]

                           LIFE PARTNERS GROUP, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                LIFE PARTNERS GROUP, INC. FOR A SPECIAL MEETING

                  OF SHAREHOLDERS TO BE HELD ON JUNE 27, 1996.



     The undersigned Shareholder of Life Partners Group, Inc. ("LPG") hereby appoints John H. Massey and Don Campbell, and either of them, the lawful attorneys and proxys of the undersigned, with several powers of substitution, to vote all shares of Common Stock, par value $.001 per share, of LPG (the "LPG Common Stock") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on June 27, 1996, and any adjournments thereof:


1. Approval of the Agreement and Plan of Merger, dated as of March 11, 1996 (the "Merger Agreement"), by and among LPG, Conseco, Inc., an Indiana corporation ("Conseco"), and LPG Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Conseco ("Merger Sub"), and the transactions contemplated thereby, pursuant to which, among other things,
     (i) Merger Sub will be merged with and into LPG, with LPG being the surviving corporation (the "Merger"), and (ii) each outstanding share of the LPG Common Stock (other than shares of LPG Common Stock held by LPG as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement)) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

                 FOR / /            AGAINST / /           ABSTAIN / /

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF LPG VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXYS WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

                            NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                            SIGNATURE:

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                            SIGNATURE:

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